EXHIBIT 32.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                        ACTING CHIEF FINANCIAL OFFICER OF
                                AVRO ENERGY INC.
            FORM 10-Q FOR THE THREE MONTH PERIOD ENDED JUNE 30, 2011
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald Fitzgerald, am the Chief Executive Officer and acting Chief Financial Officer of Avro Energy Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the three month period ended June 30, 2011 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 16, 2011             By: /s/ Donald Fitzgerald
                                      ------------------------------------------
                                      Donald Fitzgerald
                                      Chief Executive Officer, President, acting
                                      Chief Financial Officer, acting Principal
                                      Accounting Officer and Director